UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               AEGIS REALTY, INC.
             (Exact name of registrant as specified in its charter)


                  Maryland                                       13-3916825
      (State or other jurisdiction of                         (I.R.S. Employer
       incorporation or organization)                        Identification No.)

             625 Madison Avenue                                  10022
             New York, New York                                 (Zip Code)
  (Address of Principal Executive Offices)


                           Incentive Share Option Plan
                            (Full title of the plan)

                                Stuart J. Boesky
                                    President
                               625 Madison Avenue
                            New York, New York 10022
                     (Name and address of agent for service)

                                 (212) 421-5333
          (Telephone Number, Including Area Code, of Agent for Service)


                         Calculation of Registration Fee

-----------------------------------------------------------------------------------------------------------------------------------
       Title of securities to be registered                         Proposed maximum          Proposed maximum          Amount of
                                                     Amount to     offering price per        aggregate offering       registration
                                                        be              share(1)                  price(1)               fee(1)
                                                    registered
--------------------------------------------------- ------------ ----------------------- --------------------------- --------------
--------------------------------------------------- ------------ ----------------------- --------------------------- --------------
Shares of Common Stock, $.01 par value per share      832,254          $11.5625                $9,622,936.90          $2,838.77
--------------------------------------------------- ------------ ----------------------- --------------------------- --------------
--------------------------------------------------- ------------ ----------------------- --------------------------- --------------

(1) Pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share of such Common Stock is estimated solely for the purpose of determining the registration fee and is based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the American Stock Exchange on June 1, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     The documents containing the information specified in this Item will be sent or given to each participant who has been granted options ("Options") for the purchase of shares of common stock, par value $.01 per share (the "Common Stock"), of Aegis Realty, Inc., a Maryland corporation (the "Registrant"), under the Aegis Realty, Inc. Incentive Share Option Plan (the "Plan"), and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

     The documents containing the information specified in this Item will be sent or given to each Independent Director of the Registrant who has entered into a Letter Agreement (a "Letter Agreement") with the Registrant pursuant to which such Independent Director will each be entitled to receive shares of Common Stock as compensation for his or her service on the Registrant's Board of Directors, and are not being filed with, or included in, the Registration Statement in accordance with the rules and regulations of the Commission.

Item 2.  Registration Information and Employee Plan Annual Information

     The documents containing the information specified in this Item will be sent or given to employees who have been granted Options under the Plan, and to each Independent Director who has entered into a Letter Agreement and are not being filed with, or included in, this Registration Statement in accordance with the rules and regulations of the Commission.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

                  The following documents, which have been heretofore filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement:

                  (b) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1998 (File Number 001-13239), as filed with the Commission on May 15, 1998.

                  (c) The Registrant's annual report on Form 10-K/A for the fiscal year ended December 31, 1997 (File Number 001-13239), as filed with the Commission on April 17, 1998.

                  (d) The Registrant's current report on Form 8-K, as filed with the Commission on March 19, 1998.

                  (e) The Registrant's current Report on Form 8-K, as filed with the Commission on January 9, 1998.

                  (f) The description of the Registrant's Common Stock contained in the Registrant's

Form 10 Registration Statement under the caption "Description of Registrant's Securities to be Registered", as filed with the Commission on August 1, 1997 (File Number 001-13239) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not applicable.

Item 6.  Indemnification of Directors and Officers

                  The Maryland General Corporation Law (the "MGCL") permits a Maryland Corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Registrant contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

                  The Registrant's charter provides that, to the maximum extent permitted by Maryland law in effect from time to time, the Registrant shall have the power to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Registrant or (b) any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such individual may become subject or which such individual may incur by reason of his status as a present or former director or officer of the Registrant. The Registrant's charter also provides that the Registrant shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to an individual who served a predecessor of the Registrant in any of the capacities described in (a) or (b) above or which was a partner of any predecessor of the Registrant and to any employee or agent of the Registrant or a predecessor of the Registrant, including, without limitation, a Person, as defined in the Registrant's charter, engaged as an advisor to the Registrant.

                  The Registrant's Bylaws provide that, to the maximum extent permitted by Maryland law in effect from time to time, the Registrant shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Registrant and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Registrant's Bylaws also provide that the Registrant may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Registrant in any of the capacities described in (a) or (b) above and to any employee or agent of the Registrant or a predecessor of the Registrant.

                  The MGCL requires a corporation (unless its charter provides otherwise, which the Registrant's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

    4.1       Aegis Realty, Inc. Incentive Share Option Plan (filed as
              Exhibit (10W) to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 filed on April 17, 1998 and incorporated herein by reference).

    4.2 Letter Agreement between the Company and Arthur P. Fisch dated April 3, 1998.

    4.3 Letter Agreement between the Company and Peter T. Allen dated April 3, 1998.

    5.1 Opinion of Battle Fowler LLP regarding the legality of the securities being registered.

    5.2 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the securities being registered.

   23.1       Consent of Battle Fowler LLP (included in Exhibit 5.1).

   23.2       Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
              Exhibit 5.2).

   23.3       Consent of Deloitte & Touche LLP.

Item 9.  Undertakings.

                  (a)  The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                         iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 3rd day of June, 1998.

                                           AEGIS REALTY, INC.



                                            By:   /s/ Stuart J. Boesky
                                                  --------------------------
                                                      Stuart J. Boesky
                                                      President


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

----------------------------------------------- ------------------------------------ -------------------------------
                     Name                                      Title                              Date
----------------------------------------------- ------------------------------------ -------------------------------

 /s/ J. Michael Fried                           Director, Chief Executive Officer            June 3, 1998
------------------------------------            and Chairman of the Board
J. Michael Fried
----------------------------------------------- ------------------------------------ -------------------------------


 /s/ Stuart J. Boesky                           Director, President and Chief                June 3, 1998
------------------------------------            Operating Officer
Stuart J. Boesky

----------------------------------------------- ------------------------------------ -------------------------------


 /s/ Alan P. Hirmes                             Director, Senior Vice President              June 3, 1998
------------------------------------            and Chief Financial Officer
Alan P. Hirmes
----------------------------------------------- ------------------------------------ -------------------------------


 /s/ Peter T. Allen                             Director                                     June 3, 1998
------------------------------------
Peter T. Allen
----------------------------------------------- ------------------------------------ -------------------------------



 /s/ Arthur P. Fisch                            Director                                     June 3, 1998
------------------------------------
Arthur P. Fisch
----------------------------------------------- ------------------------------------ -------------------------------

                                  EXHIBIT INDEX

Exhibits

    4.1       Aegis Realty, Inc. Incentive Share Option Plan (filed as Exhibit
              (10W) to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 filed on April 17, 1998 and incorporated herein by reference).

    4.2 Letter Agreement between the Company and Arthur P. Fisch dated April 3, 1998.

    4.3 Letter Agreement between the Company and Peter T. Allen dated April 3, 1998.

    5.1 Opinion of Battle Fowler LLP regarding the legality of the securities being registered.

    5.2 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the securities being registered.

   23.1       Consent of Battle Fowler LLP (included in Exhibit 5.1).

   23.2       Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
              Exhibit 5.2).

   23.3       Consent of Deloitte & Touche LLP.